EXHIBIT 10.4

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement"), dated as of May 31, 2005, by and among River Capital Group, Inc., a Delaware corporation (the "Company"), and the secured parties identified on the signature pages hereto (each a “Secured Party,” and collectively, the “Secured Parties”).

WHEREAS, the Secured Parties are lending to the Company an aggregate of $200,000 and in connection with such loans the Company is (a) executing and delivering to the Secured Parties two convertible notes payable to the Secured Parties in the aggregate principal amount of $200,000 (the “Notes”), (b) executing and delivering to the Secured Parties two share purchase warrants entitling the Secured Parties to purchase an aggregate number of shares of the common stock of the Company as specified therein (the “Warrants”) and (c) executing and delivering with the Secured Parties a Subscription Agreement providing certain rights and benefits to the Secured Parties in connection with the Notes and the Warrants (the “Subscription Agreement”).

WHEREAS, the Company and the Secured Parties wish to secure the Company’s payment of the Notes and performance of its obligations thereunder and under the Security Agreement and the Warrants by the Company granting to the Secured Parties a first lien and security interest in substantially all of the assets of the Company, in accordance with the terms and provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Secured Parties hereby agree as follows:

1.  Grant of Security Interest. The Company hereby assigns, transfers, sets over and grants to the Secured Parties a continuing first lien and security interest in the Collateral defined and described in Section 2 hereof, as security for the full, prompt and unconditional payment and performance of all of the Obligations (as hereinafter defined). The term “Obligations” shall mean all of the following: (i) the full, due and punctual payment all of the sums due under the Notes, including interest and charges according to the terms of the Notes and any extensions, renewals, modifications or replacements thereof, and the full, due and punctual performance of all of the Company’s other covenants, obligations and agreements under or pursuant to the Notes, (ii) the full, due and punctual performance of all of the covenants, obligations and agreements of the Company under or pursuant to the Warrants, (iii) the full, due and punctual performance of all of the covenants, obligations and agreements of the Company under or pursuant to the Subscription Agreement, (iv) the full, due and punctual performance of all of the covenants, obligations and agreements of the Company under or pursuant to this Security Agreement, and (v) to the extent permitted by law, all of the costs and expenses, including reasonable attorneys’ fees and expenses, that any of the Secured Parties may incur in the collection or enforcement of any of the foregoing obligations.

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2.    Collateral. The collateral covered by this Agreement (hereinafter collectively referred to as the “Collateral”) consists of all of the Company’ rights, title and interest in the following, whether now existing or hereafter acquired: accounts receivable; inventory; goods; chattel paper; instruments; documents; contract rights; rights to payment of money; leasehold improvements; machinery; equipment; vehicles; furniture and fixtures; supplies; general intangibles, including, without limitation, all names, trade names, trademarks, patents, copyrights, service marks, service names, any applications related thereto, licenses, inventions, software, source code, computer programs, know-how, trade secrets, customer lists, partnership interests and customer accounts; all books and records, including, without limitation, all computer programs, tapes and related data processing software, pertaining to of the foregoing; all goodwill related to any of the foregoing; and all proceeds of any of the foregoing. The term “Collateral” shall include all products, improvements, replacements, accessions and additions to the foregoing, and all proceeds upon the disposition thereof, whether voluntary or involuntary, including, without limitation, insurance proceeds.

3.    Events of Default. An “Event of Default’ shall be deemed to have occurred hereunder upon the occurrence of either of the following: (a) an Event of Default as such term is described under any of the Notes, or (b) any failure by the Company to fully, duly and punctually perform any of the covenants, obligations or agreements of the Company under or pursuant to the Notes (without duplication of the foregoing Section 3(a) hereof), the Subscription Agreement, any of the Warrants or this Agreement and the failure to cure such default with thirty (30) days of notice of such default from any of the Secured Parties or such longer period if such default cannot be cured within such thirty (30) day period and the Company is diligently taking all reasonable action to cure same.

4.	Covenants.

(a)  The Company hereby covenants and agrees that from and after the date hereof and until the payment and performance in full of the Obligations:

(i)      The Company shall defend its title to the Collateral against all persons and against all claims or demands of any kind whatsoever.

(ii)     The Company shall pay, when due, all charges, taxes, assessments and fees that may now or hereafter be imposed upon the ownership, sale, purchase or possession of its Collateral.

(iii)    The Company shall at all times keep the Collateral, at the Company’s own cost and expense, in good condition and shall not misuse, abuse, waste or allow same to deteriorate, and shall not use the Collateral in violation of any statute, ordinance or policy of insurance relating thereto.

(b)  All certificates, instruments and other items constituting Collateral that must be pledged and/or physically delivered to the Secured Parties in order for the

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security interest hereunder to be perfected therein shall be delivered to Longview Fund LP (one of the Secured Parties), as agent for the Secured Parties (in such capacity, the “Collateral Agent”) simultaneously with the execution and delivery of this Agreement, and any such additional items obtained or acquired by the Company hereafter from time to time (the "Additional Collateral") shall be delivered to the Collateral Agent promptly upon receipt thereof by or on behalf of the Company. All such certificates, instruments and other items shall be held by or on behalf of the Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to the Collateral Agent. If any Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, the Company shall cause the Collateral Agent (or its custodian, nominee or other designee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Collateral Agent with respect to such securities without further consent by the Company. If any Collateral consists of security entitlements, the Company shall transfer such security entitlements to the Collateral Agent (or its custodian, nominee or other designee) or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent without further consent by the Company.

(c)  If the Company shall receive, by virtue of the Company being or having been an owner of any Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Company pursuant to Section 5(b) hereof) or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Company shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Collateral Agent, shall segregate it from the Company’s other property and shall deliver it forthwith to the Collateral Agent, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Collateral and as further collateral security for the Obligations.

(d)  The Company shall, at all reasonable times and upon reasonable notice, allow the Collateral Agent or its representatives free and complete access to the Collateral and all of the Company’s records which in any way relate to the Collateral, for such inspection and examination as the Collateral Agent reasonably deems necessary.

(e)  The Company shall promptly notify the Collateral Agent of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that are reasonably likely to affect or

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impair any of the rights of the Collateral Agent under this Agreement in any material respect.

(f)   The Company, at its own expense, shall obtain and maintain in force insurance policies covering losses or damage to those items of Collateral that constitute physical personal property. The insurance policies to be obtained by the Company shall be in form and amounts reasonably acceptable to Collateral Agent. The Company shall make the Collateral Agent a loss payee thereon to the extent of its interest in the Collateral. The Collateral Agent is hereby irrevocably (until the Obligations are paid in full) appointed the Company’s attorney-in-fact to endorse any check or draft that may be payable to the Company so that the Collateral Agent may collect the proceeds payable for any loss under such insurance. The proceeds of such insurance (subject to the rights of senior secured parties), less any costs and expenses incurred or paid by the Collateral Agent in the collection thereof, shall be applied either toward the cost of the repair or replacement of the items damaged or destroyed, or on account of any sums secured hereby, whether or not then due or payable.

(g)  The Collateral Agent may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by the Company. Upon the Company’s failure to do so, all amounts expended by the Collateral Agent in so doing shall become part of the Obligations secured hereby, and shall be immediately due and payable by the Company to the Collateral Agent upon demand and shall bear interest at the lesser of 15% per annum or the highest legal amount from the dates of such expenditures until paid.

(h)  The Company represents and warrants that it is the true and lawful exclusive owner of the Collateral, free and clear of any liens and encumbrances.

5.	Distribution on Liquidation.

(a)  If any sum is paid as a liquidating distribution on or with respect to the Collateral, the Company shall deliver same to the Collateral Agent to be applied to the Obligations, then due, in accordance with the terms of the Notes.

(b)  So long as no Event of Default exists, The Company shall be entitled (i) to exercise all voting power pertaining to any of the Collateral, provided such exercise is not contrary to the interests of the Secured Parties and does not impair the Collateral and (ii) may receive and retain any and all dividends, interest payments or other distributions paid in respect of the Collateral.

(c)  Upon the occurrence and during the continuation of an Event of Default, all rights of the Company, upon notice given by the Collateral Agent, to exercise the voting power and receive payments, which it would otherwise be entitled to pursuant to Section 5(b), shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting power and receive such payments.

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(d)  All dividends, distributions, interest and other payments which are received by the Company contrary to the provisions of Section 5(c) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Company, and shall be forthwith paid over to Collateral Agent as Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Collateral and as further collateral security for the Obligations.

6.    Rights and Remedies on Default. (a) Upon the occurrence of any Event of Default:

(i)   The Secured Parties shall have the right to declare the Obligations immediately due and payable.

(ii)  The Secured Parties shall be entitled to exercise all of the rights, powers, privileges and remedies of a secured party under the New York Uniform Commercial Code (the “UCC”) then in force.

(b)  If any notice to the Company of the sale or other disposition of Collateral is required by then applicable law, five business (5) days prior written notice (which the Company agrees is reasonable notice within the meaning of Section 9.612(a) of the Uniform Commercial Code) shall be given to the Company of the time and place of any sale of Collateral; and the Company hereby agrees any such sale may be by private sale. The rights granted in this Section are in addition to any and all rights available to the Collateral Agent under the Uniform Commercial Code.

(c)  The Collateral Agent is authorized, at any such sale, if the Collateral Agent deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Collateral Agent deems advisable to ensure such compliance. Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

(d)  All proceeds received by the Collateral Agent for the benefit of the Secured Parties in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied (after deduction of any amounts incurred by the Collateral Agent in enforcing the rights of the Secured Parties hereunder or any other amounts that are payable to the Collateral Agent or the Secured parties pursuant to this Agreement) against the Obligations pro rata among the Secured Parties in proportion to their interests in the Obligations. Upon payment in full of all Obligations, the Company shall be entitled to the return of all Collateral, including cash, that has not been used or applied toward the payment of Obligations or used or applied to any and all costs or expenses of the Collateral Agent incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto). Any assignment of Collateral by the Collateral

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Agent to the Company shall be without representation or warranty of any nature whatsoever and wholly without recourse. To the extent allowed by law, each Secured Party may purchase the Collateral and pay for such purchase by offsetting up to such Secured Party’s pro rata portion of the purchase price with sums owed to such Secured Party by the Company arising under the Obligations or any other source.

7.    Financing Statements. The Company authorizes the Secured Parties to sign and file financing statements pursuant to the UCC at any time with respect to any or all of the Collateral, without the Company’s signature. At the request of the Secured Parties, the Company will join with the Secured Parties in executing one or more such financing statements in form satisfactory to the Secured Parties. The Company will pay all costs and fees for filing any such financing statements.

8.    Termination of Security Interest. Upon full payment and performance of the Obligations: (i) this Agreement and the security interest herein created shall terminate and be of no further force or effect, and (ii) the Secured Parties shall execute and deliver to the Company for filing any and all necessary termination statements pursuant to the UCC.

9.    The Company Remains Liable Under Contracts. Anything herein to the contrary notwithstanding, the Company shall remain liable under each contract to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms and provisions of each such contract. The Secured Parties shall not have any obligation or liability under any contract by reason of or arising out of this Agreement or the receipt by the Secured Parties of any payment relating to any contract pursuant hereto, nor shall the Secured Parties be obligated in any manner to perform any of the Obligations of the Company under or pursuant to any contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

10.  Waiver of Automatic Stay. (a) The Company acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Company, or if any of the Collateral should become the subject of any bankruptcy or insolvency proceeding, then the Collateral Agent should be entitled to, among other relief to which the Collateral Agent or any of the Secured Parties may be entitled under the Note, Subscription Agreement and any other agreement to which the Debtor, Secured Parties or Collateral Agent are parties, (collectively "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Collateral Agent to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE COMPANY EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C.

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SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE COLLATERAL AGENT TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Company hereby consents to any motion for relief from stay which may be filed by the Collateral Agent in any bankruptcy or insolvency proceeding initiated by or against Debtor, and further agrees not to file any opposition to any motion for relief from stay filed by the Collateral Agent.

(b)  The Company represents, acknowledges and agrees that this provision is a specific and material aspect of this Agreement, and that the Collateral Agent would not agree to the terms of this Agreement if this waiver were not a part of this Agreement. The Company further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Collateral Agent nor any person acting on behalf of the Collateral Agent has made any representations to induce this waiver, that The Company has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel selected by The Company and that The Company has had the opportunity to discuss this waiver with counsel. The Company further agrees that any bankruptcy or insolvency proceeding initiated by The Company will only be brought in the Federal Court within the Southern District of New York.

11.  Modification. The terms of this Agreement may not be changed, varied, modified, or altered except by a writing signed by the Company and the Secured Parties.

12.  Non-Waiver of Rights; Cumulative Remedies; Further Assurances. No delay or omission on the part of the Secured Parties in exercising any of their rights hereunder, nor the acquiescence in or waiver by the Secured Parties of a breach of any term, covenant or condition of this Agreement shall be deemed or construed to operate as a waiver of such rights or acquiescence thereto except in the specific instance for which given. Any single or partial exercise of any right hereunder shall not thereafter preclude any other or further exercise of any other rights. The rights and remedies of the Secured Parties hereunder are cumulative and not exclusive of any rights or remedies provided by law or hereunder and all such rights and remedies may be exercised singularly or concurrently. Each party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and documents and do or use its best efforts to cause to be done all such further acts as may be necessary to effectuate the provisions or purposes of this Agreement.

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13.  Miscellaneous.

(a)  Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: River Capital Group, Inc., 100 Adelaide Street West #1302, Toronto Canada M5H 1S3, telecopier number (416) 366-8179, and (ii) if to the Secured Parties, to: the address and telecopier number indicated on the signature page hereto, with a copy to: Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, Attention: Martin Eric Weisberg, Telephone number: 212-704-6050, Telecopier: 212-704-6288.

(b)  Entire Agreement; Assignment; Third Party Beneficiary. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Secured Parties have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

(c)  Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(d)  Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The

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parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(e)  Specific Enforcement, Consent to Jurisdiction. The Company and the Secured Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 12(d) hereof, each of the Company and the Secured parties hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that any or all of them are not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

RIVER CAPITAL GROUP, INC.

A Delaware Corporation

By:________________________________

Name: Howard J. Taylor
Title: Chief Executive Officer

By:________________________________

Name: William P. Dickie
Title: Chief Financial Officer

LONGVIEW FUND LLP

By:________________________________

Name:
Title:

Address of Secured Party:

1325 Howard Avenue

Apt. #422

Burlingame, CA 94010

Attn: S. Michael Rudolph

Fax: (650) 343-2506

LONGVIEW EQUITY FUND LLP

By:________________________________

Name:
Title:

Address of Secured Party:

1325 Howard Avenue

Apt. #422

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Burlingame, CA 94010

Attn: S. Michael Rudolph

Fax: (650) 343-2506

LONGVIEW INTERNATIONAL EQUITY FUND LLP

By:________________________________

Name:
Title:

Address of Secured Party:

1325 Howard Avenue

Apt. #422

Burlingame, CA 94010

Attn: S. Michael Rudolph

Fax: (650) 343-2506

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